                        PROVIDENT AMERICAN CORPORATION &
                              HEALTHAXIS.COM, INC.

                           COMMERCIAL LEASE AGREEMENT
                           --------------------------

               This Commercial Lease Agreement made and entered into as of this 1st day of December, 1999 between PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("Lessor"), and HEALTHAXIS.COM INC., a Pennsylvania Corporation ("Lessee").

               For and in consideration of the rents, mutual covenants and agreements herein set forth, the parties hereby agree as follows:

        1.     EFFECTIVE DATE.

               The effective date of this Lease shall be December 1, 1999 (the "Effective Date").

        2.     DEMISED PREMISES.

               Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, for the term and upon the conditions hereinafter provided, approximately forty-one thousand square feet (41,000 sq. ft.) of office building and cottage located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404, comprising approximately six (6) acres of land, the legal description of which is described on Exhibit "A" attached hereto (the "Demised Premises").

        3.     TERM.

               Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease Agreement shall continue in force for a term of three (3) years beginning on the first (1st) day of December, 1999 and ending on the thirtieth (30th) day of November, 2003.

        4.     USE.

               Lessee shall actively use and occupy the Demised Premises only as offices and uses directly related thereto, and without the prior written consent of Lessor, the Demised Premises will not be used for any other purpose. Lessee will not use or occupy the Demised Premises for any unlawful purpose, administrative, civil or criminal, and will comply with all applicable present and future laws, ordinances, regulations, and orders of any governmental authority having jurisdiction over the Demised Premises. Lessee shall observe and comply with the reasonable rules and regulations promulgated by Lessor from time to time. Such Rules and Regulations shall apply to Lessee and its employees, agents, licensees, invitees, subtenants and contractors.

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         5.    RENTAL.

               (a) Base Rental: Lessee shall pay an annual rent of $738,000 per year (41,000 sq. ft @ $18.00 psf), the rent for which shall be divided in equal monthly payments of $61,500, all rent payable in advance on or before the first day of each calendar month during the term of this Lease Agreement. Rent for any portion of a month shall be pro rated on a daily basis. Rent shall commence as of the date of this Lease Agreement. Lessee shall pay the rent by check to Lessor at the address Lessor shall from time to time specify, and such rent shall be paid without demand and without deduction, set-off, or counterclaim. If Lessor shall at any time or times accept the rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Lessor's rights hereunder.

               (b) Right to Cure: If any payment required to be made hereunder is not paid within fifteen (15) days from the date on which it is due and payable, Lessee shall pay to the Lessor a late charge of five (5%) percent of the amount of any such late payment. Lessor agrees not to exercise any rights and remedies hereunder in respect of a default in the payment of any money due hereunder until thirty (30) days after the date the same shall be due, or sixty
(60) days in the event that default involved an event other than the payment of money.

        6.     POSSESSION.

               Possession of the Demised Premises is to be delivered to Lessee in an "as is" condition, on the Effective Date.

        7.     LESSEE'S IMPROVEMENTS.

               Lessee agrees to indemnify and hold Lessor free, clear and harmless from and against any liability, damages, claims or demands of any kind whatsoever arising out of the purchase, installation or use of the equipment and materials purchased and installed by Lessee on the Demised Premises, including reasonable attorneys' fees.

        8.     ASSIGNMENT AND SUBLETTING.

               Lessee shall not assign, transfer, mortgage or encumber this Lease Agreement without the prior written consent of Lessor; no assignment or transfer of this Lease Agreement shall be effectuated by operation of law or otherwise without the prior consent of Lessor. The consent by Lessor to any assignment, transfer, or subletting to any party other than Lessor, shall not be construed as a waiver or release of Lessee from the terms of any covenant or obligation under this Lease Agreement, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Lessee of any covenant or obligation contained in this Lease Agreement. In the event that Lessee defaults hereunder, Lessee hereby assigns to Lessor the rent due from any approved subtenant of Lessee and hereby authorizes each subtenant to pay the rent directly to Lessor.

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        9.     MAINTENANCE BY LESSEE.

               Lessee will keep the Demised Premises and the fixtures and equipment therein clean, safe and in sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term of this Lease Agreement, surrender the same, broom clean, in the same order and condition in which they are on the commencement of the term of this Lease Agreement, ordinary wear and tear and damage by the elements, fire and other casualty not due to the negligence of Lessee, excepted; and upon such termination of this Lease Agreement, Lessor shall have the right to re-enter and resume possession of the Demised Premises.

        10.    ALTERATIONS.

               (a) If any such alteration, decoration, addition or improvement is made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor in the performance of this work. All alterations, decorations, additions or improvements in or to the Demised Premises or the building made by either party shall immediately become the property of Lessor and shall remain upon and be surrendered with the Demised Premises as part thereof at the end of the term hereof without disturbance, molestation or injury. Except as provided in this Lease Agreement, Lessee will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in and to the Demised Premises, without the prior written consent of Lessor.

               (b) Lessee agrees to obtain and deliver to Lessor written and unconditional waivers of mechanic's liens upon the real property of which the Demised Premises is a part, for all work, labor and services to be performed and materials to be furnished by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work.

               (c) If notwithstanding the foregoing, any mechanic's lien is filed against the Demised Premises, or real property of which the Demised Premises are a part, for work claimed to have been done or for materials claimed to have been furnished to Lessee, such mechanic's lien shall be discharged by Lessee within ten (10) days thereafter, at Lessee's sole expense, by the payment thereof or by filing any bond required by law. If Lessee shall fail to discharge any such mechanic's lien, Lessor may, at their option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Lessor shall not be deemed to waive, or release, the default of Lessee in not discharging the same. Lessee agrees to indemnify and hold Lessor harmless from and against any and all expenses, liens, claims or damages to persons or property which may or might arise by reason of the making of any such alterations, decorations, additions or improvements.

               (d) All types of alterations of any kind whatsoever with respect to the Demised Premises which have been commenced after January 1, 1999, and any alterations commenced after the Effective Date of this Agreement, shall be at the sole cost and expense of Lessee.

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        11.    SIGNS.

               Lessee shall not, without the prior written consent of Lessor, display any exterior sign on the Demised Premises.

        12.    REPAIRS.

               Lessor agrees at Lessor's own cost and expense to make all structural repairs to the Demised Premises and the building on the Demised Premises, and Lessee agrees at Lessee's own cost and expense to make all repairs to the exterior of the building on the Demised Premises, including the utilities up to their entry into the Demised Premises, all repairs to the sidewalks, the roof and other flooring, as the case may be. Except as herein particularly provided, Lessor shall take good care of the Demised Premises, shall replace all broken glass and shall do the work required to maintain the Demised Premises in good order and repair. Lessee further agrees to repair and maintain the heating, ventilating and air conditioning system, at Lessee's own cost and expense, to replace the major components of such systems, including the unit itself, the compressor and motor.

        13.    COMPLIANCE PUBLIC AUTHORITIES.

               Lessee shall during the term hereby granted comply with all statutes, ordinances, rules, orders, regulations or requirements of the federal, state and city governments and of any and all their departments and bureaus for the correction, prevention and abatement of nuisances, or other grievances, in or upon the Demised Premises, which must be complied with by reason of the nature of the use of the Demised Premises by Lessee, and shall also comply with and execute all rules, orders, and regulations issued or made by the Board of Fire Underwriters for the prevention of fires, which must be complied with by reason of the nature of the use of the Demised Premises by the Lessee, but not otherwise. In no event, however, shall Lessee be required to make structural repairs, it being understood and agreed that such structural repair shall be Lessor's responsibility at its own expense if same shall be necessary to comply with the aforesaid statutes, ordinances, rules, orders, regulations or requirements, unless such structural repairs are necessitated by Lessee's negligence.

        14.    ACCESS TO DEMISED PREMISES.

               (a) Lessor, their duly authorized agents and representatives shall have the right, following reasonable notice to Lessee (except in the case of an emergency), to enter into and upon the Demised Premises, or any part thereof, during Lessee's business hours for the purpose of examining the same or making such repairs therein as may be necessary for the safety and preservation thereof.

               (b) Lessor shall have the right, following reasonable notice to Lessee, during Lessee's business hours, to show the Demised Premises to persons wishing to purchase the same, and shall also have the right, following reasonable notice to Lessee, during the three months next preceding the expiration of the term hereby granted, and any renewal term, unless Lessee shall have exercised any right to renew this Lease Agreement as hereinafter provided, to show the Demised Premises to persons wishing to rent the same and at the same time to place notices on the front of the Demised Premises, but not on or in any door or show window, offering the Demised Premises "For Rent."

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               (c) Lessee acknowledges that the Demised Premises are a portion of an office building wherein Lessor conducts Lessor's business. Lessee agrees not to interfere with the conduct of the business of Lessor.

        15.    WARRANTY ON USE.

               Lessor warrants and represents to Lessee that on the date of delivery of possession of the Demised Premises to Lessee the Demised Premises shall be free of all violations, orders or notices of violations of all public or quasi-public authorities. Lessor warrants that Lessee shall be permitted by the authorities having jurisdiction thereover to occupy the Demised Premises for the uses and purposes herein provided.

        16.    CONDEMNATION.

               In the event that during the term of this Lease Agreement the Demised Premises or any part thereof, or the use of possession thereof, is taken in condemnation proceedings or by any right of eminent domain or for any public or quasi-public use, this Lease Agreement and the term hereby granted shall terminate and expire on the date when possession shall be taken by the condemnor, and rent and all other charges payable hereunder shall be apportioned and paid in full up to that date and all prepaid unearned rent and all other charges payable hereunder shall forthwith be repaid by Lessor to Lessee and neither Lessor nor Lessee shall be liable to the other for rent and all other charges payable hereunder, damage, or otherwise, for, or by reason of any matter or thing occurring thereafter; provided, however, that if a part only of the Demised Premises shall be so taken or condemned, and, in Lessor's reasonable opinion, the remaining portion of Demised Premises shall be adequate and suitable for use by Lessee or their subtenant for the purposes of its business, then this Lease Agreement shall continue in full force and effect except that the rent and all other charges payable hereunder shall be reduced in the proportion that the gross floor area of the part so taken or condemned shall bear to the total gross floor area of the Demised Premises immediately prior to such taking. In such case, Lessor shall, at Lessor's own expense, as speedily as circumstances permit, repair all damage to the Demised Premises and the building, as shall have been caused by such partial condemnation and taking (including but not limited to the basic building, the store front and all glass therein). The rent and other charges payable hereunder shall abate until the Demised Premises have been restored to a tenantable condition including a reasonable period for Lessee to refixture and restock the Demised Premises. Lessee hereby waives all rights in condemnation awards, except awards for Lessee's fixtures and equipment and any separate awards which may be made for Lessee's relocation expenses and the like.

        17.    SUBORDINATION OF LEASE AGREEMENT.

               (a) This Lease Agreement shall be subject and subordinate to the lien of any bank or institutional or other mortgage or mortgages now or hereafter in force against the land and buildings of which the Demised Premises are a part, and to all advances made upon the security thereof, provided the holder of any such mortgage shall execute and deliver to Lessee an agreement that it will recognize this Lease Agreement and not disturb Lessee's possession of the Demised Premises in the event of foreclosure if Lessee is not then in default hereunder, and Lessee agrees, upon receipt of such agreement, to execute such further instrument or instruments as may be necessary to subordinate this Lease Agreement to the lien of any such mortgage.

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               (b) Lessor warrants that there are no mortgages on Lessor's property which are or will be prior to the lien of this Lease Agreement. Lessor agrees that if any mortgages should be prior in time at the execution of this Lease Agreement, then upon the execution and delivery of this Lease Agreement Lessor will deliver to Lessee a recognition and non-disturbance agreement from any such mortgagee.

        18.    EXCLUSION OF LIABILITY.

               (a) Lessor or their agents shall not be liable for any injury or damage to persons or property resulting from steam, gas, electricity, water, rain or snow or leaks from any part of the building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature unless caused by or due to the acts, omissions or negligence of Lessor, its agents, servants or employees; nor shall Lessor or its agents be liable for any such damage caused by other tenants or persons in the building or caused by any of their operations in construction or any public or quasi-public work.

               (b) Lessee or its agents shall not be liable for any injury or damage to persons or property resulting from or caused by the acts, omissions, and/or negligence of Lessor.

        19. SUBROGATION/RECORDING. Each of the parties hereto hereby waives any and all rights of action for negligence against the other party hereto, which may hereafter arise during the term hereof for damage to the Demised Premises or to the property therein resulting from any fire or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or may hereafter be carried by the parties hereto, or either of them.

        20.    UTILITIES.

               Lessor shall provide all necessary utility lines and service into the Demised Premises for the operation of Lessee's business. Lessee shall provide and maintain a water meter for the purpose of measuring water consumption in the Demised Premises, and Lessee agrees to pay for all water so consumed by it during the term hereof, and to pay any public sewer charges measured by such consumption or otherwise. Lessee further agrees to pay for all other utilities, including gas and electricity, consumed by them in the Demised Premises during the term hereof, and Lessee agrees to provide and maintain adequate meters for the purpose of measuring all such utilities consumed.

        21.    TAXES.

               Lessee agrees to pay all taxes levied or assessed against the Demised Premises, and agrees to pay to the local tax authorities and other governmental agencies throughout the term of this Lease Agreement and any renewal thereof, all real estate taxes, and all assessments which may be levied against the Demised Premises and the land and buildings comprising the same. Lessee agrees to pay to the local tax authorities and other governmental agencies, throughout the term of this Lease Agreement and any renewal thereof, all personal property taxes which may be levied against Lessee's merchandise, trade fixtures and other personal property in and about the Demised Premises.

        22.    INSURANCE.

               (a) At all times Lessee shall carry fire and extended coverage insurance for the building comprising the Demised Premises for its reasonable replacement value. Lessee warrants and agrees that all proceeds received from such insurance shall be used in the first instance in accordance with Lessee's obligations under Paragraph 23 of this Lease Agreement. Lessee shall also provide Lessor's liability coverage in single policy limits of not less than $2,000,000 for personal injury and $1,000,000 for property damage for the Demised Premises' parking and common areas.

               (b) Lessee agrees to pay and maintain in effect in respect to the Demised Premises insurance under a general blanket public liability policy, with single policy limits of $1,000,000 for personal injuries and $2,000,000 for property damage, and shall deliver to Lessor a certificate of such insurance naming Lessor as an "additional" insured.

        23.    FIRE.

               In the case the Demised Premises shall be damaged in whole or in part by fire, flood, tornado, or by the elements, or by Act of God, or the public enemy, or otherwise, Lessee shall, if such damage shall occur to the Demised Premises, give prompt notice thereof to Lessor who shall, at Lessor's own expense, as speedily as circumstances permit, repair the damage and restore the Demised Premises and the building to the same condition as existed at the time of the occurrence of such damage. Lessee shall be entitled to an abatement of the fixed rent and other charges payable hereunder for the period during which the Demised Premises are rendered untenantable or incapable of use for the normal conduct of Lessee's business therein including a reasonable period for Lessee to refixture and restock the Demised Premises. In the event that a part only of the Demised Premises is rendered untenantable or incapable of such use, the fixed rent and all other charges payable hereunder shall be reduced in the proportion which the gross floor area of the part of the Demised Premises bears to the gross floor area of the entire Demised Premises. If Lessor shall determine not to repair or restore the Demised Premises as set forth herein within ninety (90) days after the date the damage has occurred, Lessor shall give written notice to such effect to Lessee, and in which event this Lease Agreement shall terminate as of the date of such notice, and rent and other charges payable hereunder shall be apportioned and paid up to the date of damage only.

        24.    LESSOR'S TITLE.

               Lessor covenants that Lessor has good and marketable title to the Demised Premises in fee simple absolute, free of liens, encumbrances (excluding mortgages) and that there are no restrictive covenants or exclusive use provisions in other tenants' leases, or other agreements, zoning laws or other ordinances or regulations which will prevent Lessee from occupying the Demised Premises for the purposes herein provided.

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        25.    QUIET ENJOYMENT.

               Lessor hereby covenants that Lessee, on paying the rent and performing all and singular the covenants and conditions of this Lease Agreement on their part to be performed, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the full term hereby granted including any renewal or renewals thereof, free from molestation, eviction or disturbance by Lessor or by any other person or persons lawfully claiming or to claim the same.

        26.    SUNDAY/HOLIDAY BUSINESS.

               Without intending to limit any other rights of Lessee hereunder, Lessee shall have the right but not the obligation to keep the Demised Premises open for business on Sundays or holidays if permitted by law.

        27.    LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON.

               Lessor shall not be liable for any accident or damage caused by electric lights or wires or any accident or damage which may occur through the operation of elevators, heating, lighting or plumbing apparatus, or any accident or injury occurring in connection with business of Lessee on the Demised Premises and its services unless caused by the negligence of Lessor. Lessor will not be liable for loss of or damage to property of Lessee caused by rain, snow, water or steam that may leak into or flow from any part of the building, through any defects in the roof or plumbing or from any other source, including but not limited to acts or omissions on the part of other lessees of the Demised Premises or persons using the Demised Premises or present therein not resulting from acts of negligence on the part of Lessor. All goods, property or personal effects stored or placed by Lessee in or about the building shall be at the risk of Lessee unless the loss is caused by the negligence of Lessor. It is understood and agreed that Lessee covenants to save Lessor harmless and indemnified from all loss, damage, liability or expense incurred by reason of Lessee's neglect in its use of the Demised Premises or of the building or any part thereof, including the use of the water, steam, electronic or other systems and the injury, loss, or damage to any person or property upon or about the Demised Premises.

        28.    NO PARTNERSHIP.

               Nothing contained in this Lease Agreement shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor and Lessee.

        29.    NO REPRESENTATIONS BY LESSOR.

               Neither Lessor nor any agent or employee of Lessor has made any representations or promises with respect to the Demised Premises or the building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Lessee except as herein set forth. Lessee, by taking possession of the Demised Premises shall accept the same "as is", and such taking of possession shall be conclusive evidence that the Demised Premises is in good and satisfactory condition at the time of such taking of possession.

        30.    REMEDIES OF LESSOR.

               If Lessee:

                      (a) Does not pay in full when due any and all installments of rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by Lessee (including all expenses incurred by Lessee for improvements or alterations to the Demised Premises by Lessor) and with respect to such payments time shall be deemed to be of the essence; or


                      (b) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; or

                      (c) Vacates the Demised Premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied Lessor in full for all rent and other charges then due or that may thereafter become due until the expiration of the then current term, above mentioned; or

                      (d) Becomes embarrassed or insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Lessee, or a bill in equity or other proceeding for the appointment of a receiver for Lessee is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Lessee, of if the real or personal property of Lessee shall be sold or levied upon by any Sheriff, Marshall or Constable; then and in any or either of the events, there shall be deemed to be a breach of this Lease Agreement, and:

                              (1)    The rent for the entire  unexpired  term of
this Lease Agreement, as well as all other charges, payments, costs and expenses herein agreed to be paid by Lessee, or at the option of Lessor any part thereof, and also all costs and officers' commissions including watchmen's wages and further including the five percent chargeable by Act of Assembly to Lessee, shall, in addition to any and all installments of rent already due and payable and in arrears and/or any other charge or payment herein reserved, included or agreed to be treated or collected as rent, and/or any other charge, expense or cost herein agreed to be paid by Lessee which may be due and payable and in arrears (including all expenses incurred by Lessee for improvements or alterations to the Demised Premises by Lessor), be taken to be due and payable and in arrears as if by the terms and provisions of this Lease Agreement the whole balance of unpaid rent and other charges, payments, taxes, costs and expenses were on that date payable in advance; and if this Lease Agreement or any part thereof is assigned, or if the Demised Premises or any part thereof is sublet, Lessee hereby irrevocably constitutes and appoints Lessor Lessee's agent to collect the rents due from such assignee or sub-lessee and apply the same to the rent due hereunder without in any way affecting Lessee's obligation to pay any unpaid balance of rent due hereunder;

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                              (2)    At the option of Lessor, this Lease
Agreement and the terms hereby created shall determine and become absolutely void without any right on the part of Lessee to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the term of this Lease Agreement.

        31.    FURTHER REMEDIES OF LESSOR.

               In the event of any default as above set forth in Paragraph 30, Lessor or anyone acting on Lessor's behalf, at Lessor's option:

                      (a) May rent the Demised Premises or any part or parts thereof to such person or persons for such term or terms (which may be for a term extending beyond the term of this Lease Agreement), and at such rentals as may, in Lessor's discretion, be best; and Lessee shall be liable for any loss of rent for the balance of the then current term. Any such re-entry of rerenting by Lessor under the terms hereof shall be without prejudice to Lessor's claim for actual damages, and shall under no circumstances, release Lessee from liability for such damages arising out of the breach of any of the covenants, terms, and conditions of this Lease Agreement; and

                      (b)     (i)    With respect to any portion of the Demised
Premises which is vacant or which is physically occupied by Lessee, may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee, or may change the locks on any doors or windows to the Demised Premises and allow such property to stand as is and where is, without service or notice or resort to legal process (all of which Lessee expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Lessor shall have a lien for the payment of all sums agreed to be paid by Lessee herein upon all Lessee's property, which lien is to be in addition to any of Lessor's liens now or hereafter provided by law; and

                              (ii)    may enter the Demised  Premises, and
without demand proceed by distress and sale of the goods there found to levy the rent and/or the charges herein payable as rent, and all costs and officers' commissions, including watchmen's wages and sums chargeable to Lessor, and further including a sum equal to five percent of the amount of the levy as commissions to the constable or other person making the levy, shall be paid by Lessee, and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Lessor for rent, and any tender of rent without the costs, commissions and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of Lessor. Lessee hereby expressly waives in favor of Lessor the benefit of all laws now made or which may hereafter be made regarding any limitation as to the goods upon which, or the time within which, distress is to be made after removal of goods and further relieves Lessor of the obligations of proving or identifying such goods, it being the purpose and intent of this provision that all goods of Lessee, whether upon the Demised Premises or not, shall be liable to distress for rent; and

                      (c) May proceed as a secured party under the provisions of the Uniform Commercial Code against the goods in which Lessor has been granted a security interest; and

                      (d) May have an exercise any and all other rights and/or remedies; granted or allowed landlords by any existing or future Statute, Act of Assembly, or other law of this state in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement; subject, however, to all of the rights granted or created by any such Statute, Act of Assembly, or other law of this state existing for the protection and benefits of tenants; and

                      (e) May have and exercise any and all other rights and remedies contained in this Lease Agreement;

                      (f) If Lessee is late with any payment due under this Lease Agreement, in addition to any other remedies available to Lessor, Lessor shall have the right to collect a service charge computed at the rate of five percent per month to be imposed for each month or portion of a month in which the delinquency continues until the account is made current by Lessee; and

                      (g) Lessee does hereby irrevocably authorize and empower the Prothonotary or any attorney of any court of record within the United States or elsewhere to appear for the Lessee, and confess a judgment or judgments against Lessee in favor of Lessor at any time and from time to time after Lessee's default under said Lease in an amount equal to all amounts due by Lessee to Lessor under the Lease (including without limitation all rent accelerations), with 10% added for collection fees and with costs of suit with release of all errors and without stay of execution and inquisition. Extension upon any levy on real estate is hereby waived and condemnation agreed to and the exemption of all property from levy and sale on any execution thereon is waived, and no benefit of exemption shall be claimed under or by virtue of any laws now or hereafter enacted. The authority herein granted to confess judgment shall not be exhausted by any exercise thereof but shall continue from time to time and at all times until full payment of all amounts due from Lessee to Lessor under the Lease. If a true copy of this instrument shall be filed in any action, it shall not be necessary to file the original as a warrant of attorney and any statute or rule of court to the contrary is hereby expressly waived.

        32.    RIGHT OF ASSIGNEE OF LESSOR.

               Lessor shall have the right to assign this Lease Agreement without the consent of Lessee. The right to enforce all of the other provisions of this Lease Agreement hereinabove provided for may, at the option of any assignee of this Lease Agreement, be exercised by any assignee of the Lessor's right, title and interest in this Lease Agreement in his, her or their own name, notwithstanding the fact that any or all assignments of the right, title, and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1915, 1 Sm. L. 99, and all supplements and amendments hereto that have been or may hereafter be passed and Lessee hereby expressly waives the requirements of the Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

        33.    REMEDIES CUMULATIVE.

               All of the remedies herein given to Lessor and all rights and remedies given to them by law and equity shall be cumulative and concurrent. No determination of this Lease Agreement or the taking or recovering of the Demised Premises shall deprive Lessor of any of his remedies or actions against Lessee for rent or other sums due at the time or which, under the terms hereof, would in the future become due as if there has been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Demised Premises.

        34.    TERMINATION OF LEASE AGREEMENT.

               It is hereby mutually agreed that either party hereto may terminate this Lease Agreement at any time upon mutual written agreement of both parties or at the end of each term by giving to the other party written notice thereof at least ninety calendar days prior thereto, (except that Lessor shall not have the right at the end of the original term or first renewal term if Lessee exercises the option to renew granted in Paragraph 38 hereof), but in default of such notice, this Lease Agreement shall continue upon the same terms and conditions in force immediately prior to the expiration of the term hereof as are herein contained for a further period of one year and so on from year to year unless or until terminated by either party hereto, giving the other ninety
(90) calendar days written notice for removal previous to expiration of the then current term; PROVIDED, however, that should this Lease Agreement be continued for a further period under the terms hereinabove mentioned, and further provided, however, that if Lessor shall have given such written notice prior to the expiration of any term hereby created, of his intention to change the terms and conditions of this Lease Agreement, and Lessee shall not within thirty (30) calendar days from such notice notify Lessor of Lessee's intention to vacate the Demised Premises at the end of the then current term, Lessee shall be considered as Lessee under the terms and conditions mentioned in such notice for a further term as above provided, or for such further term as may be stated in such notice. In the event that Lessee shall give notice, as stipulated in this Lease Agreement, of the end of the present term, or any renewal or extension thereof, and shall fail or refuse so to vacate the same on the date designated by such notice, then it is expressly agreed that Lessor shall have the option either (a) to disregard the notice so given as having no effect, in which case all the terms and conditions of this Lease Agreement shall continue thereafter with full force precisely as if such notice had not been given, or (b) Lessor may, at any time within thirty days after the present term or any renewal or extension thereof, as aforesaid, give Lessee ten days' written notice of his intention to terminate the Lease Agreement; whereupon Lessee expressly agrees to vacate the Demised Premises at the expiration of the period of ten days specified in the notice. All powers granted to Lessor by this Lease Agreement may be exercised and all obligations imposed upon Lessee by this Lease Agreement shall be performed by Lessee as well during any extension or renewal of the original term of this Lease Agreement as during the original term itself.

        35.    NOTICES.

               All notices required to be given by Lessor to Lessee shall be sufficiently given by leaving the same upon the Demised Premises or by certified mail, return receipt requested, but notices given by Lessee to Lessor must be given by certified mail, and as against Lessor the only admissible evidence that notice has been given by Lessee shall be a certified return receipt signed by Lessor or their agent.

        36.    LEASE AGREEMENT CONTAINS ALL AGREEMENTS.

               It is expressly understood and agreed by and between the parties hereto that this Lease Agreement and the riders attached hereto and forming a part hereof set forth all the promises, agreements, conditions and understandings between Lessor or his Agent and Lessee relative to the Demised Premises, and that there are no promises, agreements, conditions, or understandings, either oral or written, between them other than are herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease Agreement shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

        37.    HEIRS AND ASSIGNEES.

               All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective successors and assigns of the parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein, and the word "Lessee" shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this Lease Agreement may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The words "his" and "him" wherever stated herein, shall be deemed to refer to the "Lessor" or "Lessee" whether such Lessor or Lessee be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.

        38. OPTION TO EXTEND LEASE. Provided that Lessee is not then in default, Lessee shall have the option to extend the term of this lease for two
(2) separate and successive periods of 3 years each by giving written notice of its intention to extend the lease at least thirty (30) days prior to the expiration of the initial term, or if the initial term has been extended, at least thirty (30) days prior to the expiration of the extended term. The base rental for the first renewal term shall be the base rental for the initial term as stated in Paragraph 5(a) adjusted by the average Consumer Price Index for the Philadelphia Region for the six (6) month period immediately prior to the renewal date, payable in equal monthly installments. The base rental for the second renewal term shall be the base rental for the first renewal term as stated in Paragraph 5(a) adjusted by the average Consumer Price Index for the Philadelphia Region for the six (6) month period immediately prior to the renewal date, payable in equal monthly installments. All of the provisions of this Lease, including the provisions of Paragraph 5(a) shall be applicable with respect to any renewal term.

        39.    SEVERABILITY.

               If any provision or portion of any provision of this Lease Agreement shall be determined to be void or illegal for any reason, only such provision or portion thereof which is void or illegal shall be deemed deleted but the remaining provisions shall not be impaired and shall remain fully in effect.

        40.    HEADINGS NO PART OF LEASE AGREEMENT.

               Any headings preceding the text of the several paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease Agreement nor shall they effect its meaning, construction or effect.

        41.    BROKERS.

               Lessee and Lessor hereby certify that no real estate broker or other intermediary has or will represent it in this transaction and that no brokerage commission or finder's fee has been earned by any third party as a result of this Lease Agreement.

        42.    DAMAGE TO DEMISED PREMISES.

               Upon notice of termination of this Lease Agreement by either party hereto, Lessor shall inspect the Demised Premises to determine damage, if any, for which Lessee is liable and submit an estimate for repair of same to Lessee for payment. Lessee hereby agrees to pay such amount and Lessee's failure to do so, shall entitle Lessor to all of his rights and remedies under this Lease Agreement to effect payment.

        43.    PRIOR LEASES.

               This Commercial Lease Agreement shall supersede all prior lease agreements between the parties relative to the Demised Premises, and all such leases shall be terminated and of no further force or effect; provided, however, that any unfulfilled obligation of Lessee under any prior lease shall remain in full force and effect.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Lease Agreement as of the day and year set forth above.

                                        LESSOR:

                                        PROVIDENT AMERICAN CORPORATION




                                        By:_____________________________________


                                        LESSEE:

                                        HEALTHAXIS.COM, INC.


                                        By:_____________________________________

                                           Michael Ashker, President

                                   EXHIBIT "A"


                             Description of Premises

ALL THAT CERTAIN lot or parcel of land, with the buildings and improvements thereon erected, SITUATE in the Township of East Norriton, County of Montgomery and Commonwealth of Pennsylvania, bounded and described according to a Subdivision Plan of Village East, made by Chambers Associates, Consulting Engineers and Surveyors, dated January 30, 1978, last revised November 29, 1978 as recorded in the Office of the Recorder of Deeds of Montgomery County in Plan Book A-34 page 94, as follows, to wit:

BEGINNING at a point on the title line in the bed of DeKalb Pike (50.00 feet wide-reserved to a width of 75.00 feet by the addition of 25.00 feet on the Southeasterly side thereof), a corner of this and lands of St. Patrick's Church, as shown on said Plan; thence extending form said point of beginning North 45 degrees, 13 minutes, 45 seconds East through the bed of DeKalb Pike 366.00 feet to a point a corner of land of Eglin Meyer and Stephanie A. Cynwyn, as shown on said plan; thence extending South 43 degrees, 52 minutes, 15 seconds East along land of Meyer and Cynwyn and land of Winfield C. Cook 767.70 feet to a point a corner of a Detention Basin Area, as shown on said Plan; thence extending along line of said Detention Basin Area the three following courses and distances: (1) South 45 degrees, 30 minutes, 00 seconds West 60.00 feet to a point, (2) South 01 degree, 30 minutes, 00 seconds West 86.37 feet to a point, and (3) South 45 degrees, 30 minutes, 00 seconds West 127.67 feet to a point on the Northwesterly side of Carol Lane (50.00 feet wide); thence extending along said side of Carol Lane the two following courses and distances: (1) on the arc of a curve, curving to the left, in a Southwestwardly direction, having a radius of 175.00 feet, the arc distance of 97.14 feet to a point of tangent, and (2) South 46 degrees, 18 minutes, 00 seconds West 27.08 feet to a point a corner; thence extending North 43 degrees, 42 minutes, 00 seconds West 798.06 feet to a point on the title line in the bed of DeKalb Pike, the first mentioned point and place of the beginning.

BEING Lot No. 24, as shown on said Plan; KNOWN as 2500 DeKalb Street.

BEING Parcel No. 33-00-01960-00-5 of the Montgomery County Commissioners
Registry.